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
                                                                                                               SHARES/
                                                      TRADE    AFFILIATED PRINCIPAL                   PURCHASE   PAR   UNDERWRITING
         FUND NAME           SECURITY DESCRIPTION     DATE        UNDERWRITER       EXECUTING BROKER    PRICE   AMOUNT  CONCESSION
-------------------------- ------------------------ -------- ---------------------- ----------------- -------- ------- ------------
   Equity Value Portfolio        CF Industries      04/15/10      Wells Fargo
                                                                Securities, LLC      Morgan Stanley   $ 89.00    6,500     2.10%
 Small Company Growth Fund   Oasis Petroleum Inc.   06/16/10      Wells Fargo
                                                                Securities, LLC            UBS        $ 14.00   41,340     6.00%
 Emerging Growth Portfolio     Oasis Pertroleum     06/16/10 Wells Fargo Securities        UBS        $ 14.00    7,500     6.00%
 Emerging Growth Portfolio  Ulta Salon Cosmetics &  06/11/10 Wells Fargo Securities   William Blair   $ 22.25    4,300     4.00%
                                   Fragrance
    International Growth
         Portfolio              AIA Group Ltd.      10/22/10 Wells Fargo Securities  Morgan Stanley   $  2.54  285,600     1.01%
                                                                                     Goldman Sachs &
    Small Company Growth    NetSpend Holdings, Inc. 10/20/10 Wells Fargo Securities Suntrust Robinson $ 11.00  152,280     6.50%
    Small Company Growth       SeaCube Container    10/27/10 Wells Fargo Securities   J. P. Morgan    $ 10.00  103,310     7.00%
    Small Company Growth       Vera Bradley Inc.    10/20/10      Wells Fargo        Robert W. Baird  $ 16.00   24,560     7.00%
                                                                Securities, LLC           & Co.
 Small Company Growth Fund      Costamare Inc.      11/03/10      Wells Fargo
                                                                Securities, LLC      Morgan Stanley   $ 12.00  104,300     6.75%
 Emerging Growth Portfolio Netspend Holdings Inc
                                    (NTSP)          10/19/10 Wells Fargo Securities      Goldman      $ 11.00   87,450     6.50%
 Small Company Growth Fund         Fleetcor         12/14/10      Wells Fargo
                                                                Securities, LLC         JP Morgan     $ 23.00   61,800     6.25%
 Small Company Growth Fund      TRNX - Tornier      02/01/11      Wells Fargo
                                                                Securities, LLC       Merrill Lynch   $ 19.00  131,270     6.50%
 Small Company Growth Fund SSNC - SS&C Technologies 02/03/11      Wells Fargo
                                                                Securities, LLC         JP Morgan     $ 17.60   62,440     4.00%
  Emerging Growth Porfolio     RealPage Inc (RP)    12/06/10 Wells Fargo Securities     Barclays      $25.750  113,995     4.25%
 Emerging Growth Portfolio  HeartWare International
                                  Inc (HTWR)        12/10/10 Wells Fargo Securities     JP Morgan     $81.310   16,099     4.25%
  Emerging Growth Porfolio FleetCor Technolgies Inc
                                     (FLT)          12/14/10 Wells Fargo Securities     JP Morgan     $23.000   99,199     6.25%
 Diversified Large Company
      Growth Portfolio      Kinder Morgan Inc (KMI) 2/11/111 Wells Fargo Securities     Barclays      $30.000   24,180     3.00%
    Emerging Growth Fund     Bravo Brio Restaurant
                                 Group (BBRG)       03/29/11 Wells Fargo Securities     Jeffries      $16.250  121,128     5.23%
 Diversified Large Company
      Growth Portfolio         MetLife Inc (MET)    03/03/11 Wells Fargo Securities      Goldman      $43.250  779,149     0.50%
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